Exhibit 4.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THAT ACT.

COMMON STOCK PURCHASE WARRANT

COMSOVEREIGN HOLDING CORP.

NOT EXERCISABLE AFTER JANUARY 26, 2026

Warrant Shares: _______	Initial Exercise Date: January 26, 2021
Issue Date: January 26, 2021

Warrant No. CSHC21-01xx

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after January 26, 2021 (the “Initial Exercise Date”) and on or prior to the close of business on the five (5) year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter (the “Exercise Period”), to subscribe for and purchase from COMSovereign Holding Corp., a Nevada corporation (the “Company”), up to ______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Corporation” means COMSovereign Holding Corp., a Nevada corporation, or its successor.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expiration Date” means January 26, 2026.

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Warrants” means this Warrant and other Common Stock Purchase Warrants issued by the Company pursuant to the Registration Statement.

“Warrant Price” means $4.50 per share of Common Stock, as such amount may be adjusted pursuant to Section 4 hereof.

2. Exercise of Warrant. At any time before the Expiration Date, the Holder may exercise the purchase rights represented by this Warrant, in whole or in part, by surrendering this Warrant and the duly executed Notice of Exercise form attached hereto at the Corporation’s principal corporate office pursuant to the Notice provisions of Section 11, and by paying the Corporation, by check payable to the Corporation, the aggregate Warrant Price for the shares of Common Stock being purchased.

2.1 Delivery of Certificates. Within fourteen (14) days after receipt of each exercise of the purchase rights represented by this Warrant, the Corporation’s transfer agent shall deliver a book entry statement for the shares of Common Stock so purchased to the Holder and, unless this Warrant has been fully exercised or expired, the Corporation shall deliver a new Warrant representing the balance of the shares of Common Stock subject to this Warrant.

2.2 Effect of Exercise. The person entitled to receive the shares of Common Stock issuable upon any exercise of the purchase rights represented by this Warrant shall be treated for all purposes as the holder of such shares of record as of the close of business on the date of exercise.

2.3 Issuance Taxes. The Corporation shall pay all issuance tax that may be payable in respect of any issuance to the Holder of shares of Common Stock upon exercise of this Warrant.

3. Stock Fully Paid; Reservation of Shares. The Corporation covenants and agrees that all securities that it may issue upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges. The Corporation further covenants and agrees that, during the period within which the Holder may exercise the rights represented by this Warrant, the Corporation shall at all times have authorized and reserved for issuance enough shares of its Common Stock or other securities for the full exercise of the rights represented by this Warrant. The Corporation shall not, by an amendment to its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant.

4. Adjustments. The Warrant Price and the number of shares of Common Stock that the Corporation must issue upon exercise of this Warrant shall be subject to adjustment in accordance with Sections 4.1 through 4.3.

4.1 Adjustment to Warrant Price for Combinations or Subdivisions of Common Stock. If the Corporation at any time or from time to time after the date on which the Warrant Price is fixed at a set amount in U.S. dollars (1) declares or pays, without consideration, any dividend on the Common Stock payable in Common Stock; (2) creates any right to acquire Common Stock for no consideration; (3) sub-divides the outstanding shares of Common Stock (by stock split, reclassification or otherwise); or (4) combines or consolidates the outstanding shares of Common Stock, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Corporation shall proportionately increase or decrease the Warrant Price, as appropriate.

4.2 Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon exercise of this Warrant changes into shares of any other class or classes of security or into any other property for any reason other than a subdivision or combination of shares provided for in Section 4.1, including without limitation any reorganization, reclassification, merger or consolidation, the Corporation shall take all steps necessary to give the Holder the right, by exercising this Warrant, to purchase the kind and amount of securities or other property receivable upon any such change by the owner of the number of shares of Common Stock subject to this Warrant immediately before the change.

4.3 Certificates as to Adjustments. Upon each adjustment or readjustment required by this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with this Section, cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

5. Fractional Shares. The Corporation shall not issue any fractional shares in connection with any exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the the number of shares of Common Stock to be issued shall be rounded up (if 0.5 or over) or down to the nearest whole share.

6. Dissolution or Liquidation. If the Corporation dissolves, liquidates or winds up its business before the exercise or expiration of this Warrant, the Holder shall be entitled, upon exercising this Warrant, to receive in lieu of the shares of Common Stock or any other securities receivable upon such exercise, the same kind and amount of assets as would have been issued, distributed or paid to it upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock or other securities, had the Holder been the holder of record on the record date for the determination of those entitled to receive any such liquidating distribution or, if no record is taken, upon the date of such liquidating distribution. If any such dissolution, liquidation or winding up results in a cash distribution or distribution of property which the Corporation's Board of Directors determines in good faith to have a cash value in excess of the Warrant Price provided by this Warrant, then the Holder may, at its option, exercise this Warrant without paying the aggregate Warrant Price and, in such case, the Corporation shall, in making settlement to Holder, deduct from the amount payable to Holder an amount equal to such aggregate Warrant Price.

7. No Rights as a Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder, either at law or equity, of the Corporation prior to the exercise of this Warrant.

8. Transfer, Exchange, and Compliance with Securities Laws.

8.1 Transfer. Subject to Section 8.3, the Holder may transfer all or part of this Warrant at any time on the books of the Corporation at its principal office upon surrender of this Warrant, properly endorsed. Upon such surrender, the Corporation shall issue and deliver to the transferee a new Warrant or Warrants representing the Warrants so transferred. Upon any partial transfer, the Corporation shall issue and deliver to the Holder a new Warrant or Warrants with respect to the Warrants not so transferred.

8.2 Exchange. The Holder may exchange this Warrant at any time at the principal office of the Corporation for Warrants in such denominations as the Holder may designate in writing. No such exchanges will increase the total number of shares of Common Stock or other securities that are subject to this Warrant.

8.3 Securities Act of 1933. By accepting this Warrant, the Holder agrees that this Warrant and the shares of the Common Stock issuable upon exercise of this Warrant may not be offered or sold except in compliance with the Securities Act, and then only with the recipient's agreement to comply with this Section 8 with respect to any resale or other disposition of such securities. The Corporation may make a notation on its records in order to implement such restriction on transferability.

8.4 Own Account. The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Common Stock issuable upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state or foreign securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Corporation, confirm in writing, in a form satisfactory to the Corporation, that the shares of Common Stock so purchased are being acquired solely for Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

8.5 Registration. Holder understands that the Corporation intends, within fifteen (15) business days of the date the Corporation files its Annual Report on Form 10-K for the year ended December 31, 2020, to file with the Securities and Commission (the “SEC”) a Registration Statement on Form S-1 (the “Registration Statement”) covering the resale of the shares of Common Stock underlying the Warrants for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act. The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as soon as possible and shall use its reasonable best efforts to keep the Registration Statement continuously effective during the entire period that the Warrants remain outstanding (or until such earlier time as the shares of Common Stock underlying the Warrants are freely tradeable without such registration). Within two Business Days immediately following the effective date of such Registration Statement, the Corporation intends to file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule). Holder understands that until such Registration Statement becomes effective: (i) that the Securities issuable upon exercise of Holder’s rights contained herein are not registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualification requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the Holder’s representations set forth herein. In the absence of an effective Registration Statement, each certificate representing shares of Common Stock issued on exercise of this Warrant or other securities issued in respect of such Common Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any other legend required under applicable securities laws):

THE SHARES OF COMMON STOCK EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS ("STATE ACTS") AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION UNDER THE SECURITIES ACT AND APPLICABLE STATE ACTS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE ACTS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

9. Loss or Mutilation. Upon the Corporation's receipt of reasonably satisfactory evidence of the ownership and the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) of a reasonably satisfactory indemnity or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Corporation shall execute and deliver a new Warrant to the Holder.

10. Successors. All the covenants and provisions of this Warrant shall bind and inure to the benefit of the Holder and the Corporation and their respective successors and assigns.

11. Notices. All notices and other communications given pursuant to this Warrant shall be in writing and shall be deemed to have been given when personally delivered or when mailed by prepaid registered, certified or express mail, return receipt requested. Notices should be addressed as follows:

(a) If to Holder, then to the address of the Holder on file in the books and records of the Company.

(b) If to the Corporation, then to:

COMSovereign Holding Corp.

5000 Quorum Drive STE 400

Dallas, TX 75254

Attention: Kevin M. Sherlock, General Counsel

ksherlock@comsovereign.com

With a copy (which shall not constitute notice) to:

Eric M. Hellige, Esq.

Pryor Cashman LLP

7 Times Square

New York, New York 10036

ehellige@pryorcashman.com

Such addresses for notices may be changed by any party by notice to the other party pursuant to this Section 11.

12. Amendment. This Warrant may be amended only by an instrument in writing signed by the Corporation and the Holder.

13. Construction of Warrant. This Warrant shall be construed as a whole and in accordance with its fair meaning. A reference in this Warrant to any section shall be deemed to include a reference to every section the number of which begins with the number of the section to which reference is made. This Warrant has been negotiated by both parties and its language shall not be construed for or against any party.

14. Law Governing. This Warrant is executed, delivered and to be performed in the State of New York and shall be construed and enforced in accordance with and governed by the New York law without regard to any conflicts of law or choice of forum provisions.

Dated as of January 26, 2021.

COMSOVEREIGN HOLDING CORP.

By:
Daniel Hodges
Chief Executive Officer

NOTICE OF EXERCISE

(To be executed only upon exercise of Warrant)

To: COMSovereign Holding Corp.

(1) The undersigned hereby elects to purchase shares of common stock of COMSovereign Holding Corp. pursuant to the terms of the attached Warrant (the “Warrant”) and irrevocably elects to exercise the attached Warrant and to purchase _________________ shares of Common Stock and tenders herewith payment of the purchase price in full.

(2) In exercising the Warrant, the undersigned hereby confirms and acknowledges that the shares of common stock to be issued upon exercise hereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment and that the undersigned will not offer, sell or otherwise dispose of any such shares of common stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state or foreign securities laws.

(3) Please issue a certificate or certificates representing said shares of common stock in the name of the undersigned or in such other name as is specified below:

_________________________________
(Please type or print name)

_________________________________
(Address)

_________________________________

_________________________________
(Social Security or Taxpayer I.D. No.)

_________________________________
(Email address)

_________________________________
(Phone number)

Dated:	____________________	_________________________________________
(Signature of Registered Holder)

If such number of shares of Common Stock hereby exercised shall not be all the shares of Common Stock evidenced by such Warrant, a new Warrant for the balance of such shares of Common Stock shall be registered in the name of, and delivered to, the Holder at the address stated above, unless otherwise indicated. Capitalized terms used and not defined herein shall have the respective meaning ascribed to them in the attached Warrant.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned registered Holder of this Warrant sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the Warrant, with respect to the number of shares of Common Stock set forth below (the “Transfer”):

Name of Assignee	Address	No. of Shares

The undersigned irrevocably constitutes and appoints COMSovereign Holding Corp.’s corporate Secretary as the undersigned’s attorney-in-fact, with full power of substitution, to make the transfer on the books of COMSovereign Holding Corp.

Dated:

(Signature of Registered Holder)